EXHIBIT 32.2

Form of Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Timothy P. Dimond, the Chief Financial Officer of Technology Solutions Company, certify that:

(i)	The Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 10-Q for the quarter ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Technology Solutions Company.

Date:	November 12, 2003	By:	/s/ TIMOTHY P. DIMOND

Timothy P. Dimond
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Technology Solutions Company and will be retained by Technology Solutions Company and furnished to the Securities and Exchange Commission or its staff upon request.